SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 14, 2011
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     Evergreen Solar, Inc. (the “Company”) held a special meeting of its stockholders on February 9, 2011 in Marlboro, Massachusetts. At the special meeting, two matters were proposed and voted on:
     The stockholders approved the proposed issuance of the Company’s new 4% Convertible Subordinated Additional Cash Notes due 2020 and new 7.5% Convertible Senior Secured Notes due 2017 in the previously announced exchange offers (and the issuance of common stock issuable upon conversion of the new notes). This approval satisfied the applicable provisions of Nasdaq Marketplace Rule 5635 as required to complete the exchange offers. There were 49,115,783 votes cast for the authorization, 3,140,143 cast against the authorization, 406,855 abstentions and 91,928,923 broker non-votes.
     The stockholders approved an amendment to the Company’s certificate of incorporation to increase the Company’s authorized common shares to 240,000,000 from 120,000,000. There were 113,846,449 votes cast for the authorization, 29,543,600 cast against the authorization and 1,141,655 abstentions.

Item 8.01	Other Events.
     On February 14, 2011, the Company issued a press release announcing the results of its exchange offers and consent solicitation. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in its entirety into this disclosure by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Description
99.1	Press Release dated February 14, 2011, of Evergreen Solar, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.
By:	/s/ Christian M. Ehrbar
Name:	Christian M. Ehrbar
Title:	Vice President, General Counsel and Corporate Secretary

Dated: February 14, 2011